Exhibit 99.1

Station Casinos Announces Second Quarter Results

LAS VEGAS--(BUSINESS WIRE)--August 16, 2010--Station Casinos, Inc. ("Station" or the “Company") today announced the results of its operations for the second quarter ended June 30, 2010.

Results of Operations

The Company's net revenues for the second quarter ending June 30, 2010, were approximately $233.6 million, a decrease of 12.6% compared to the prior year's second quarter. The Company reported Adjusted EBITDA for the quarter of $61.4 million, a decrease of 22.5% compared to the prior year's second quarter. For the second quarter, the Company reported a net loss of $69.6 million as compared to a net loss of $65.3 million in the prior year’s second quarter.

In connection with the Chapter 11 cases, the Company recorded net reorganization items of $37.9 million in the second quarter. These reorganization items represent professional fees and other costs incurred as a direct result of the Chapter 11 cases of $31.2 million, and adjustments of swap carrying values of $6.8 million.

The Company also incurred $1.8 million in development and preopening expenses including preopening expenses of its joint ventures, $2.6 million of expense related to equity-based awards and a loss of $1.0 million related to its deferred compensation plan.

The Company’s second quarter earnings from its Green Valley Ranch joint venture were $3.2 million representing 50% of Green Valley Ranch’s operating income. For the second quarter, Green Valley Ranch generated Adjusted EBITDA before management fees of $11.9 million, a decrease of 21.4% compared to the same period in the prior year. Green Valley Ranch reported a net loss of $5.4 million for the second quarter as compared to a net loss of $3.8 million in the same period in the prior year.

Las Vegas Market Results

For the second quarter, net revenues from the Major Las Vegas Operations, excluding Green Valley Ranch and Aliante Station, were $214.7 million, a 12.7% decrease compared to the prior year’s second quarter, while Adjusted EBITDA from those operations decreased 16.6% to $59.2 million from $71 million in the same period in the prior year. The Major Las Vegas Operations reported a net loss of $19.2 million for the second quarter as compared to a net loss of $15.6 million in the same period in the prior year.

Adjusted EBITDA is not a generally accepted accounting principle (“GAAP”) measurement and is presented solely as a supplemental disclosure because the Company believes that it is a widely used measure of operating performance in the gaming industry and is a principal basis for the valuation of gaming companies. EBITDA and Adjusted EBITDA are further defined in footnote 1.

Balance Sheet and Capital Expenditures

Long-term debt was $5.9 billion as of June 30, 2010, of which $5.7 billion was classified as liabilities subject to compromise. Total capital expenditures were $9.7 million for the second quarter which consisted primarily of maintenance capital purchases and other projects. Equity contributions to joint ventures during the second quarter were $2.1 million.

Company Information and Forward Looking Statements

Station Casinos, Inc. is the leading provider of gaming and entertainment to the residents of Las Vegas, Nevada. Station's properties are regional entertainment destinations and include various amenities, including numerous restaurants, entertainment venues, movie theaters, bowling and convention/banquet space, as well as traditional casino gaming offerings such as video poker, slot machines, table games, bingo and race and sports wagering. Station owns and operates Red Rock Casino Resort Spa, Palace Station Hotel & Casino, Boulder Station Hotel & Casino, Santa Fe Station Hotel & Casino, Wildfire Rancho and Wild Wild West Gambling Hall & Hotel in Las Vegas, Nevada, Texas Station Gambling Hall & Hotel and Fiesta Rancho Casino Hotel in North Las Vegas, Nevada, and Sunset Station Hotel & Casino, Fiesta Henderson Casino Hotel, Wildfire Boulder, Gold Rush Casino and Lake Mead Casino in Henderson, Nevada. Station also owns a 50% interest in Green Valley Ranch Station Casino, Barley's Casino & Brewing Company, The Greens and Wildfire Lanes in Henderson, Nevada, a 50% interest in Aliante Station Casino + Hotel in North Las Vegas, Nevada and a 6.7% interest in the joint venture that owns the Palms Casino Resort in Las Vegas, Nevada. In addition, Station managed Thunder Valley Casino near Sacramento, California on behalf of the United Auburn Indian Community through June 2010.

This press release contains certain forward-looking statements with respect to the Company and its subsidiaries which involve risks and uncertainties that cannot be predicted or quantified, and consequently, actual results may differ materially from those expressed or implied herein. Such risks and uncertainties include, but are not limited to, the ability to effect a successful restructuring; the impact of the bankruptcy filing on our operations; our ability to finance operations and expenses associated with the pending bankruptcy proceeding; the impact of the substantial indebtedness incurred to finance the consummation of the going private transaction in November 2007; the effects of local and national economic, credit and capital market conditions on the economy in general, and on the gaming and hotel industries in particular; changes in laws, including increased tax rates, regulations or accounting standards, third-party relations and approvals, and decisions of courts, regulators and governmental bodies; litigation outcomes and judicial actions, including gaming legislative action, referenda and taxation; acts of war or terrorist incidents or natural disasters; the effects of competition, including locations of competitors and operating and market competition; and other risks described in the filings of the Company with the Securities and Exchange Commission, including, but not limited to, the Company's Annual Report on Form 10-K, as amended, for the year ended December 31, 2009, and its Registration Statement on Form S-3ASR File No. 333-134936. All forward-looking statements are based on the Company’s current expectations and projections about future events. All forward-looking statements speak only as of the date hereof and the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Development of the proposed gaming and entertainment projects with the Gun Lake Tribe, the Federated Indians of Graton Rancheria, the Mechoopda Indian Tribe of Chico Rancheria and the North Fork Rancheria of Mono Indians and the operation of Class III gaming at each of the projects is subject to certain governmental and regulatory approvals, including, but not limited to, approval of state gaming compacts with the State of California, the Department of the Interior completing the process of taking land into trust for the benefit of the tribes and approval of the management agreements by the National Indian Gaming Commission. No assurances can be given as to when, or if, these governmental and regulatory approvals will be received.

(1) EBITDA, earnings before interest, taxes, depreciation and amortization, is a widely used measure of operating performance in the gaming industry and is a principal basis for the valuation of gaming companies. The Company has traditionally adjusted EBITDA when evaluating its own operating performance because it believes that the inclusion or exclusion of certain non-cash recurring and non-recurring items is necessary to present the most accurate measure of its principal operating results and as a means to assess results period over period. The Company refers to the financial measure that adjusts for these items as Adjusted EBITDA. The Company believes, when considered with measures calculated in accordance with United States Generally Accepted Accounting Principles (“GAAP”), Adjusted EBITDA is a useful financial performance measurement for assessing the operating performance of the Company and is used by management in making financial and operational decisions. In this regard, Adjusted EBITDA is a key metric used by the Company in its individual property budgeting process, when calculating returns on investment on existing and proposed projects and in the evaluation of incentive compensation related to property management. Adjusted EBITDA consists of net income (loss) plus income tax (provision) benefit, interest and other expense, net, write-downs and other charges, net, preopening expenses, equity-based compensation expense, management agreement/lease termination costs, other non-recurring and non-cash costs, depreciation, amortization and development expense. The Company has historically reported this measure and management believes that the continued inclusion of Adjusted EBITDA provides the consistency in our financial reporting required by our stakeholders. In addition, management believes that our debt stakeholders use Adjusted EBITDA as an appropriate financial measure in determining the value of their investment. To evaluate Adjusted EBITDA and the trends it depicts, the components should be considered. The impact of income tax (provision) benefit, interest and other expense, net, write-downs and other charges, net, preopening expenses, equity-based compensation expense, management agreement/lease termination costs, other non-recurring and non-cash costs, depreciation, amortization and development expense, each of which can significantly affect the Company’s results of operations and liquidity and should be considered in evaluating the Company’s operating performance, cannot be determined from EBITDA. Adjusted EBITDA is used in addition to and in conjunction with GAAP measures and should not be considered as an alternative to net income (loss), or any other GAAP operating performance measure.

To compensate for the inherent limitations of the disclosure of Adjusted EBITDA, the Company provides relevant disclosure of its depreciation and amortization, interest and income taxes, capital expenditures and other items in its reconciliations to GAAP financial measures and consolidated financial statements, all of which should be considered when evaluating the Company’s performance. In addition, it should be noted that not all gaming companies that report Adjusted EBITDA or adjustments to such measures may calculate Adjusted EBITDA or such adjustments in the same manner as the Company, and therefore, the Company’s measure of Adjusted EBITDA may not be comparable to similarly titled measures used by other gaming companies. A reconciliation of Adjusted EBITDA to EBITDA to net income (loss) is included in the financial schedules accompanying this release.

Station Casinos, Inc.
Condensed Consolidated Statements of Operations
(amounts in thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Operating revenues:
Casino	$167,100	$190,488	$347,375	$393,610
Food and beverage	41,119	50,625	81,038	104,000
Room	18,666	22,147	37,583	44,078
Other	14,734	16,060	30,239	31,215
Management fees	9,612	12,279	22,093	26,298
Gross revenues	251,231	291,599	518,328	599,201
Promotional allowances	(17,656)	(24,438)	(35,382)	(49,292)
Net revenues	233,575	267,161	482,946	549,909

Operating costs and expenses:
Casino	69,001	82,065	141,513	165,067
Food and beverage	26,870	31,156	52,268	62,385
Room	7,981	8,847	16,287	17,431
Other	4,599	5,203	9,147	9,589
Selling, general and administrative	57,054	55,309	110,602	110,383
Corporate	10,396	13,107	19,314	24,693
Development and preopening	1,818	1,976	3,692	4,366
Depreciation and amortization	40,266	53,020	84,332	106,537
Write-downs and other charges, net	107	590	6,816	5,840
	218,092	251,273	443,971	506,291

Operating income	15,483	15,888	38,975	43,618
Earnings from joint ventures	542	1,044	2,213	2,707
Operating income and earnings from joint ventures	16,025	16,932	41,188	46,325

Other expense:
Interest expense, net	(25,171)	(92,344)	(52,644)	(184,394)
Interest and other expense from joint ventures	(10,311)	(14,642)	(44,624)	(22,275)
Change in fair value of derivative instruments	(1)	14,563	(42)	33,581
Gain on early retirement of debt	-	-	-	40,348
	(35,483)	(92,423)	(97,310)	(132,740)

Loss before income taxes and reorganization items	(19,458)	(75,491)	(56,122)	(86,415)
Reorganization items	(37,943)	-	(57,194)	-
Loss before income taxes	(57,401)	(75,491)	(113,316)	(86,415)
Income tax (provision) benefit	(12,214)	10,160	(9,832)	(12,625)
Net loss	$(69,615)	$(65,331)	$(123,148)	$(99,040)

Station Casinos, Inc.
Summary Information and
Reconciliation of Net Loss to EBITDA to Adjusted EBITDA
(amounts in thousands, except occupancy percentage and ADR)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Major Las Vegas Operations (a):
Net revenues	$214,699	$245,942	$442,267	$504,707

Net loss	$(19,245)	(15,614)	$(32,232)	$(21,267)
Income tax benefit	(10,363)	(8,407)	(17,356)	(11,451)
Interest and other expense, net	5,485	6,433	11,265	13,135
Depreciation and amortization	20,513	25,508	43,004	51,446
EBITDA	(3,610)	7,920	4,681	31,863
Rent expense (b)	62,362	62,362	124,725	124,725
Write-downs and other charges, net	34	109	438	290
Equity-based compensation expense	426	565	956	1,153
Preopening expenses	3	-	92	-
Adjusted EBITDA	$59,215	$70,956	$130,892	$158,031

Green Valley Ranch (50% owned):
Net revenues	$41,758	$49,254	$86,142	$99,753

Net loss	$(5,366)	$(3,821)	$(58,553)	$(2,481)
Interest and other expense, net	11,866	13,143	72,245	23,112
Depreciation and amortization	5,416	5,788	11,094	11,507
EBITDA	11,916	15,110	24,786	32,138
Write-downs and other charges, net	-	55	59	456
Equity-based compensation expense	-	3	-	6
Adjusted EBITDA	$11,916	$15,168	$24,845	$32,600

Major Las Vegas Operations including Green Valley Ranch:
Net revenues	$256,457	$295,196	$528,409	$604,460

Net loss	$(24,611)	$(19,435)	$(90,785)	$(23,748)
Income tax benefit	(10,363)	(8,407)	(17,356)	(11,451)
Interest and other expense, net	17,351	19,576	83,510	36,247
Depreciation and amortization	25,929	31,296	54,098	62,953
EBITDA	8,306	23,030	29,467	64,001
Rent expense (b)	62,362	62,362	124,725	124,725
Write-downs and other charges, net	34	164	497	746
Equity-based compensation expense	426	568	956	1,159
Preopening expenses	3	-	92	-
Adjusted EBITDA	$71,131	$86,124	$155,737	$190,631

Total Station Casinos, Inc. (c):
Net loss	$(69,615)	$(65,331)	$(123,148)	$(99,040)
Income tax provision (benefit)	12,214	(10,160)	9,832	12,625
Interest and other expense, net	35,483	92,423	97,310	173,088
Gain on early retirement of debt	-	-	-	(40,348)
Depreciation and amortization	40,266	53,020	84,332	106,537
EBITDA	18,348	69,952	68,326	152,862
Write-downs and other charges, net	107	590	6,816	5,840
Write-downs and other charges, net at joint ventures (50%)	47	53	82	702
Development and preopening	1,818	1,976	3,692	4,366
Preopening expenses at joint ventures (50%)	58	(64)	57	(130)
Equity-based compensation expense	2,639	2,666	5,278	5,460
Depreciation and amortization of investments in joint ventures	-	29	-	58
Other non-recurring costs	950	3,113	402	7,128
Reorganization items, net	37,943	-	57,194	-
Thunder Valley development fee	(500)	-	(1,000)	-
Executive buyout at Thunder Valley (24%)	-	930	-	930
Adjusted EBITDA	$61,410	$79,245	$140,847	$177,216

Occupancy percentage	80%	87%	80%	86%
ADR	$62	$69	$64	$71

(a)	Includes the wholly-owned properties of Red Rock, Palace Station, Boulder Station, Texas Station, Sunset Station, Santa Fe Station, Fiesta Rancho and Fiesta Henderson.

(b)	Rent expense refers to intercompany rent expense paid by the CMBS properties to another consolidated entity. Because this expense is eliminated upon consolidation, it has been excluded from Adjusted EBITDA in the Major Las Vegas Operations table.

(c)

Includes the Major Las Vegas Operations, Wild Wild West, Wildfire Rancho, Wildfire Boulder, Gold Rush, Lake Mead Casino, the Company's earnings from joint ventures, management fees and corporate expense.

CONTACT:
Station Casinos, Inc.
Thomas M. Friel, 800-544-2411 or 702-495-4210
Executive Vice President, Chief Accounting Officer and Treasurer
Lori B. Nelson, 800-544-2411 or 702-495-4248
Director of Corporate Communications